EXHIBIT 10

City Access Provider (CAP) Preferred Partner Overview
Wednesday, May 02, 2001

Preferred Partner Information:

Name:                                                 My Personal Salon (MPS)
                                                            5 West 31st. St., 10th. FL., New York, NY 10001
Phone:                                                212-563-0574
Contact:                                             Vince Hickman, CEO

Product Description:                        Providing hair and make-up services and product sales to individuals and
                                                             Corporations
Account Number:                             Not Applicable

Order Process:                                    CAP Relationship Managers to call (Vince Hickman or Andreas Bauer @
                                                              212-563-0574) to place all orders. MPS to quote "retail" prices to CAP's
                                                              Relationship Managers

Payment:                                              Bi-weekly invoice to be generated from MPS, reflecting CAP discount

As a Preferred Partner, CAP will assist MPS in the following ways:

  Assist in selling MPS products and services to CAP's member in New York City Market and other CAP markets, when applicable
  Assist in selling new products that MPS adds to their core offerings
  Promote MPS in CAP's monthly newsletter, holiday promotions and member alert services
  Increase the level of service to MPS VIP clients by offering CAP concierge services to them as part of a loyalty program

 CAP and MPS agreement details:

  CAP to receive a 7.5% commission on MPS gift certificates
  CAP to receive a 7.5% commission on Redken products that are promoted in our member reminders, newsletter and through our customer service centers
  CAP to receive a 7.5% commission on MPS hair and makeup services that are promoted in our member reminders, newsletter and through our customer service centers
  If a "Package" consists of ex. Hair, Makeup and Product, CAP will receive a 7.5% commission based on the Package's total price, and not for each individual service performed as part of the package
  MPS will offer CAP services as added value to Redken and L'Oreal employees. CAP will waive the membership fee to our services, ($60/year).
  MPS will receive special CAP membership fees to offer CAP as added value to MPS clients. Offer them at $10 annual membership fee and MPS gets 50% or $5 per member.
  For top MPS clients, CAP will waive the membership fee (based on mutual agreement between MPS and CAP).

 CAP is excited to welcome MPS as a preferred partner and to be part of CAP's network of services. In addition, CAP looks forward to forging a long-term relationship with MPS. However, if at any time either party is dissatisfied with the level of service, products or any part of the above agreement, the relationship can be terminated at any time with a 10 day notice or upon completion of outstanding orders. We look forward to working with you!

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